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                                                               EXHIBIT 23

                           CONSENT OF INDEPENDENT AUDITORS
                           -------------------------------


To the Trustees
EDS Puerto Rico Savings Plan:


We consent to the incorporation by reference in Registration Statement No. 33-54833 on Form S-8 of General Motors Corporation of our report dated
June 15, 1995 relating to the statements of net assets available for benefits of the EDS Puerto Rico Savings Plan as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for the year ended December 31, 1994 and the period from July 16, 1993 (Inception) through December 31, 1993, and the related supplemental schedules, which report appears in the December 31, 1994 annual report on Form 11-K of the EDS Puerto Rico Savings Plan filed by General Motors Corporation.





s/KPMG PEAT MARWICK LLP
KPMG PEAT MARWICK LLP


Dallas, Texas
June 27, 1995




































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